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                                                                   Exhibit 99(a)

                          AREA BANCSHARES CORPORATION
                              230 Frederica Street
                           Owensboro, Kentucky 42301

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                     FOR A SPECIAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON              , 2002

           The Board of Directors recommends a vote FOR the Proposal.

The undersigned hereby appoints Raymond C. McKinney and David W. Smith, and either of them, or their designees, each with full power of substitution, as lawful proxies to represent and vote at the special meeting of the shareholders
of AREA Bancshares Corporation to be held on         ,              , 2002,
beginning at       Central Time and at any adjournment or adjournments of the special meeting, as fully and with the same effect as the undersigned might or could do if personally present, with respect to the following matters and, in their discretion upon any other matters that may properly come before the meeting:

Proposal:  To approve the Agreement and Plan of Reorganization, dated as of
           November 7, 2001, between AREA Bancshares Corporation and BB&T Corporation, and a related plan of merger, providing for the merger of AREA into BB&T.

            [_] FOR        [_] AGAINST        [_] ABSTAIN

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction to the contrary is indicated, it will be voted for the Proposal.

Discretionary authority is hereby conferred as to all other matters which may come before the special meeting, including adjourning the meeting to permit the further solicitation of proxies, if necessary.

The undersigned hereby ratifies and confirms what the proxies appointed above, or either of them, or their designees, may lawfully do or cause to be done by virtue hereof, and acknowledges receipt of the notice of the special meeting and the proxy statement/prospectus accompanying it.

                                           Dated _________________________, 2002

                                           _____________________________________

                                           _____________________________________
                                           Please insert date of signing.
                                           Please sign exactly as name appears
                                           at left. If signing as attorney,
                                           administrator, executor, trustee, or
                                           guardian, give full title as such.